EXHIBIT 4.1

EXECUTION VERSION

Third Deed of Variation

Hudson Global Resources (Aust) Pty Limited (Aus Borrower)
Hudson Global Resources (NZ) Limited (NZ Borrower)
Hudson Highland (APAC) Pty Limited (Initial Guarantor)
Westpac Banking Corporation (Aus Lender)
Westpac New Zealand Limited (NZ Lender)

Third Deed of Variation

Details		3

Agreed terms		5
1.	Defined terms & interpretation	5
1.1	Defined terms	5
1.2	Interpretation	5
1.3	Agreement	5
1.4	When effective	5
1.5	Waiver of condition precedent	5

2.	Defined terms & interpretation	6
2.1	Representations and warranties	6
2.2	Acknowledgment and agreement	6
2.3	Finance Document	6

3.	General provisions	6
3.1	Consideration	6
3.2	Further action	6
3.3	Severability	6
3.4	Governing law and jurisdiction	6
3.5	Counterparts	7

Schedule 1 - Amendments		8
Schedule 2 - Form of Director’s Certificate		9

Signing pages		15

Third Deed of Variation I Page 2

Details

Date
Parties

Name	Hudson Global Resources (Aust) Pty Limited
ABN	002 888 762
Short form name	Aus Borrower
Notice details	Level 19, 20 Bond Street Sydney NSW 2000 Facsimile: +61 2 8233 2706 Email: matthew.warburton@hudson.com
Attention: Matthew Warburton

Name	Hudson Global Resources (NZ) Limited
Company Number	667922
Short form name	NZ Borrower
Notice details	c/- Bell Gully Level 22, Vero Centre, 48 Shortland Street Auckland NZ Facsimile: +61 2 8233 2706 Email: matthew.warburton@hudson.com
Attention: Matthew Warburton

Name	Hudson Highland (APAC) Pty Limited
ABN	074 319 396
Short form name	Initial Guarantor
Notice details	Level 19, 20 Bond Street Sydney NSW 2000 Facsimile: +61 2 8233 2706 Email: matthew.warburton@hudson.com
Attention: Matthew Warburton

Name	Westpac Banking Corporation
ABN	33 007 457 141
Short form name	Aus Lender
Funding Office	Level 3, 275 Kent Street, Sydney, NSW 2000 Facsimile: +61 2 8254 6920 Email: glochrin@westpac.com.au Attention: Gavin Lochrin

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Name	Westpac New Zealand Limited
NZ Company Number	1763882
Short form name	NZ Lender
Notice details	Level 5 16 Takutai Square Auckland 1010 Facsimile: +64 9 367 3525 Email: greg_D’anvers@westpac.co.nz Attention: Greg D’Anvers
Background

A.	The Aus Borrower, the NZ Borrower, the Initial Guarantor, the Aus Lender and the NZ Lender have entered into the Facility Agreement.

B.	The parties wish to amend the Facility Agreement in the manner set out in this document.

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Agreed terms

Defined terms & interpretation

1.1	Defined terms
Unless the context otherwise requires, capitalised terms and expressions used in this document and not otherwise defined in this document have the respective meanings given to them in the Facility Agreement (whether directly or by reference to one or more other documents).
The following definitions also apply in this document:
Amended Facility Agreement means the Facility Agreement as amended by this document.
Effective Date has the meaning given to that term in clause 1.4.
Facility Agreement means the agreement entitled 'Facility Agreement' dated 22 November 2011 between the parties to this document as amended and/or amended and restated (but excluding on or after the Effective Date).
1.2    Interpretation
Clauses 1.2 to 1.6 of the Facility Agreement are incorporated in, and apply to, this document as if set out in full with any necessary amendments.
1.3    Agreement
On and from the Effective Date:

(a)	the Facility Agreement is amended as set out in Schedule 1; and

(b)	each party agrees to be bound by the terms of the Amended Facility Agreement.

1.4    When effective
The Effective Date is the date on which the Aus Lender notifies the Aus Borrower in writing that it has received the following conditions precedent items in form and substance acceptable to it:

(a)
(executed counterpart) an original counterpart of this document duly executed by each party (other than the Lenders), on which any applicable stamp duty or other taxes of a similar nature have been paid;

(b)	(director’s certificate) an original director’s certificate substantially in the form of Schedule 2 given by the NZ Borrower;

(c)	(costs and expenses) evidence that all fees, costs and expenses due and payable to the Lenders in connection with this document and the other Finance Documents have been paid; and

(d)	(other) such other documents, approvals, consents, opinions, evidence or information as the Lenders may require.

1.5    Waiver of condition precedent
Receipt of each condition precedent item in this clause is for the sole benefit of the Lenders, and may only be waived by notice to the Aus Borrower from the Aus Lender.

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2.    Representations and acknowledgments

2.1    Representations and warranties
Each Obligor repeats its representations and warranties contained in each Finance Document (including where applicable, as if those representations and warranties related to this document) with reference to facts and circumstances subsisting as at the date of this document.
2.2    Acknowledgment and agreement
Each Obligor acknowledges and agrees that:

(a)
each Guarantee and each Security provided by it continues in full force and effect to guarantee and secure all of its liabilities and obligations under the Finance Documents, and any reference in any such Guarantee or Security to the original Facility Agreement is amended to refer to the Amended Facility Agreement;

(b)
its respective liabilities and obligations under each Finance Document to which it is a party are not released, reduced or diminished as a result of the Facility Agreement being amended in the manner contemplated by this document;

(c)
nothing in this document prejudices or otherwise adversely affects any power of the Lenders or any obligation or liability of an Obligor to any Lender, with respect to anything done or effected or otherwise arising before the date of this document; and

(d)	each Lender is relying on this document (and on the representations and warranties in clause 2.1) in continuing to provide financial accommodation to the Borrowers.
2.3    Finance Document
This document is a 'Finance Document' for the purposes of the Amended Facility Agreement and each other Finance Document.
3.    General provisions
3.1    Consideration
Each party acknowledges to each other party that it enters into this document and incurs obligations and gives rights under it for valuable consideration provided by each other party.
3.2    Further action
Each Obligor must do all things necessary to give full effect to the transactions contemplated by this document.
3.3    Severability
A provision of this document that is illegal, invalid or unenforceable in a jurisdiction is ineffective in that jurisdiction to the extent of the illegality, invalidity or unenforceability. This does not affect the validity or enforceability of that provision in any other jurisdiction, nor the remainder of this document in any jurisdiction.
3.4    Governing law and jurisdiction

(a)	This document is governed by the laws of New South Wales.

(b)
Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.

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3.5    Counterparts
This document may be executed in any number of counterparts. Each counterpart constitutes an original of this document, all of which together constitute one instrument. Delivery of a counterpart of this document by facsimile or email attachment is an effective mode of delivery.

Third Deed of Variation I Page 7

Schedule 1 - Amendments

The Facility Agreement is amended with effect on and from the Effective Date as set out below:

Clause	Amendment
Clause 1.1 (Definitions) (Definition of Default Rate, sub-paragraph (b))	This sub-paragraph is deleted in its entirety and replaced with the following: “(b) Tranche B, the aggregate of 3.83% per annum and the Interest Rate;”
Clause 1.1 (Definitions) (Definition of Margin)
This definition is deleted in its entirety and replaced with the following:
“Margin means:
(a) in respect of Tranche A, 1.10% per annum;
(b) in respect of Tranche B, 1.83% per annum; and
(c) in respect of Tranche C, 2.10% per annum.”

Clause 1.1 (Definitions) (Definition of Tranche A Limit)
This definition is deleted in its entirety and replaced with the following:
“Tranche A Limit means $10,000,000 or such other amount as agreed between the Lender and the Borrower in writing from time to time, as reduced or cancelled in accordance with this agreement.”

Clause 1.1 (Definitions) (Definition of Tranche B Limit)
This definition is deleted in its entirety and replaced with the following:
“Tranche B Limit means NZ$2,000,000 or such other amount as agreed between the Lender and the Borrower in writing from time to time, as reduced or cancelled in accordance with this agreement.”

Clause 20.1(c) (Fees)	The reference to “0.90% per annum” in the first line of this clause is deleted and replaced with “1.50% per annum”.
Clause 20.1(d) (Fees)	The reference to “0.65% per annum” in the first line of this clause is deleted and replaced with “0.96% per annum”.

Third Deed of Variation I Page 8

Schedule 2 - Form of Director’s Certificate

Director's Certificate

TO:    Westpac Banking Corporation
and
Westpac New Zealand Limited (“Westpac NZ”)
Legal Services
AUCKLAND

(together the "Banks")

I, MARK STEYN, a director of Hudson Global Resources (NZ) Limited (the "Borrower") on behalf of the board of directors of the Borrower certify that:
(Please ensure that the appropriate boxes below are ticked and initialled)
1.    Board Resolutions
1.1    The board of directors of the Borrower (the "Board") has passed resolutions:

1.1.1	approving the transaction (the "Transaction") contemplated by the documents listed in the schedule below (the "Documents") and the Documents themselves;

1.1.2	authorising execution of the Documents by the Borrower in the manner in which they have actually been executed; and

1.1.3	authorising the persons specified in paragraph 9 to give any notices and other communications and take any other action required under or in connection with the Documents on behalf of the Borrower.

EITHER

1.2	The resolutions were duly passed in writing signed by all of the directors of the Borrower entitled to receive notice of a meeting of the Board.

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OR

☑    1.2    The resolutions were duly passed at a meeting of the Board:
1.2.1    which was properly convened; and
1.2.2    in respect of which all quorum requirements were duly observed.

1.3	The Board resolutions remain in full force and effect.

2.    Directors Self Interested Transactions

EITHER

☑
2.1    To the best of my knowledge and belief after making due enquiry of all other of the Borrower's directors (as defined in section 126 of the Companies Act 1993 (the "Act")), none of the directors of the Borrower has an interest (as that term is defined in section 139 of the Act) in the Transaction.

OR
2.1    After making due enquiry, it has been determined that one or more of the Borrower’s directors (as defined in section 126 of the Companies Act 1993 (the "Act")) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transaction. The interest of such directors has been entered in the interest register and disclosure relating to the nature, monetary value and extent of that interest has been made to the Board. The Transaction has been disclosed to all shareholders of the Borrower.]
2.2    In approving the Documents and the Transaction, the Board, after taking into account all relevant factors, considers that the Borrower is receiving or will receive fair value under it.

3.    Corporate Benefit

EITHER

☑
In approving the Documents and the Transaction, the Board, after taking into account all relevant factors, has resolved that the Borrower's entry into and performance of the Documents and the Transaction is in the best interests of the Borrower.

OR

Third Deed of Variation I Page 10

In approving the Documents and the Transaction, the Board, after taking into account all relevant factors, has resolved (under an express provision in the constitution of the Borrower) that the Borrower's entry into and performance of the Documents and the Transaction is in the best interests of the Borrower's holding company.

4.    Shareholder Action

EITHER

4.1    It has been determined that the Transaction is a Major Transaction for the purposes of section 129 of the Act. Accordingly all of the shareholders of the Borrower have by special resolution:

4.1.1	approved the Documents and the Transaction; and

4.1.2	confirmed, approved and ratified the resolutions of the Board.

OR

☑	4.1 It has been determined that the Transaction is not a Major Transaction for the purposes of section 129 of the Act.

4.2	The shareholders of the Borrower have unanimously ratified and approved the resolutions of the Board after full disclosure by the directors of the Borrower of all relevant interests.

5.    Due Execution

5.1	The Documents have been properly executed by the Borrower.

5.2	The Documents have been executed on behalf of the Borrower by [MARK STEYN] [a director] ~~[the sole director~~] of the Borrower and [KENDALL RYAN] [a director] ~~[an authorised signatory]~~ of the Borrower.

6.    Solvency

6.1	I am not aware of any liquidation proceedings which have been commenced or are intended to be commenced by any person against the Borrower, or which are intended or anticipated by the Borrower.

6.2
Having taken into account all relevant factors (including in the case of a guarantee all rights of contribution and subrogation to which the Borrower would be entitled if called upon to perform its obligations and the solvency of the guaranteed and guaranteeing parties) the Board is of the view that the value of the consideration or benefit received by the Borrower under the Documents and the Transaction is not less than the value of the consideration provided (or to be provided) by the Borrower.

Third Deed of Variation I Page 11

6.3	After making due enquiry, the Board is of the view that the Borrower:

6.3.1	is able to pay its due debts;

6.3.2	is not engaged or about to engage in business for which its financial resources are unreasonably small;

6.3.3	will be able to perform its obligations under the Documents and the Transaction when required to do so; and

6.3.4	will not become unable to pay its due debts as a result of the Documents and the Transaction.

7.    Financial Assistance
The Transaction does not include or involve any provision by the Borrower (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Borrower or its holding company.
8.    Consents
No consents are required by the Borrower for entry into, execution or performance of the Transaction or the Documents and the execution and delivery of the Documents and performance of the Transaction will not cause the Borrower to be in breach of any obligation or law affecting it.

9.    Authorised Signatures
The following are the true signatures of the persons who have been authorised to give any notices and other communications, and to take any other action required, under or in connection with the Documents on behalf of the Borrower.

Name	Position	Signature

Matthew James Warburton	General Counsel	/s/ MATTHEW JAMES WARBURTON

Third Deed of Variation I Page 12

10.    Outgoings and Outstanding Interests

10.1	Outgoings: There are no arrears of rates, insurance premiums, rental or body corporate levies in respect of the property or properties charged or to be charged.

10.2
Outstanding Interests: There are no outstanding registered or unregistered charges or interests likely to defeat the title or interest of Westpac NZ as holder of the security described in the Documents or securities previously given in the priority required by the Banks, if any.

10.3
Permitted Security Interests: The Board is aware that the General Security Agreement prohibits the creation or subsistence of any Charge over Secured Property (as those terms are defined in the General Security Agreement) other than:

10.3.1    a Charge created in favour of the Banks;

10.3.2    a lien arising only by operation of law in the ordinary course of business;

10.3.3	a security interest over assets securing all or part of the purchase price of those assets created in the ordinary course of business, where the amount secured is paid within 90 days; and

10.3.4
a security interest within the meaning of section 17(1)(b) of the Personal Property Securities Act 1999 (other than as constituted by a transfer of an accounts receivable, as defined in that Act) except to the extent that the relevant transfer, lease or consignment secures payment or performance of an obligation.

11.    Information Correct

The Borrower's details and the description of Secured Property in the Security are correct. The Borrower acknowledges that Westpac NZ will be relying on this information in preparing and registering a financing statement on the Personal Property Securities Register.

Third Deed of Variation I Page 13

Schedule

1.    Third Deed of Variation to the Facility Agreement dated 22 November 2011 and made between the Borrower, Hudson Global Resources (Aust) Pty Limited, Hudson Highland (APAC) Pty Limited and the Banks dated on or about the date of this certificate.

DATED at SYDNEY    this 2nd day of DECEMBER 2014

Signature:     _/s/ MARK GUILLAUME STEYN__________

Full Name:     _Mark Guillaume Steyn_________________

Account from which the Borrower requests interest to be debited: __________________

Third Deed of Variation I Page 14

Signing pages

EXECUTED as a deed. ON 2nd DECEMBER 2014.
Each attorney signing this document under a power of attorney certifies, by the attorney's signature, that the attorney has no notice of the revocation of the power of attorney.
AUS Borrower

Executed by Hudson Global Resources (Aust) Pty Limited in accordance with section 127 of the Corporations Act 2001:
/s/ KENDALL RYAN	/S/ MARK STEYN
Signature of director Kendall Ryan	Signature of director/~~company secretary~~ (Please delete as applicable) Mark Steyn
Name of director (print)	Name of director/~~company secretary~~ (print)
NZ Borrower

Executed by Hudson Global Resources (NZ) Limited:
/S/ MARK STEYN	/s/ ROMAN ROGERS
Signature of director Mark Steyn	Signature of director/company secretary (Please delete as applicable) Roman Rogers
Name of director (print)	Name of director/~~company secretary~~ (print)
INITIAL GUARANTOR

Executed by Hudson Highland (APAC) Pty Limited in accordance with section 127 of the Corporations Act 2001:
/s/ KENDALL RYAN	/S/ MARK STEYN
Signature of director Kendall Ryan	Signature of director/company secretary (Please delete as applicable) Mark Steyn
Name of director (print)	Name of director/~~company secretary~~ (print)

Third Deed of Variation I Page 15

AUS LENDER

Signed by GAVIN LOCHRIN as attorney for Westpac Banking Corporation under power of attorney dated 17 January 2001 in the presence of
/s/ KAYNE WILLIAMS	/s/ GAVIN LOCHRIN
Signature of witness	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Kayne Williams
Name of witness (print)

NZ LENDER

SIGNED, SEALED and DELIVERED on behalf of WESTPAC NEW ZEALAND LIMITED by its attorney under power of attorney in the presence of:	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney.

/s/ REBECCA MAY SHEPHERD	/s/ TILA FLEMING HOFFMAN
Witness (signature)	Attorney (signature)
Witness (print name) Rebecca May Shepherd Legal Executive Westpac New Zealand Limited Legal Services Unit Auckland	Name of Attorney (print)
Tila Fleming Hoffman

Witness (signature)	Attorney (signature)
Witness (print name)	Name of Attorney (print) TIER THREE ATTORNEY

Third Deed of Variation I Page 16

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I, TILA FLEMING HOFFMAN, of Auckland in New Zealand, Bank Officer

HEREBY CERTIFY·

1.
THAT by Deed dated 6 September 2006, a copy of which is deposited with Land Information New Zealand and numbered 7032934.1, WESTPAC NEW ZEALAND LIMITED, Incorporated in New Zealand and having its principal place of business at Westpac on Takutai Square, 16 Takutai Square, Auckland appointed me its attorney on the terms and subject to the conditions set out in that Deed.

2.     THAT at the date of this certificate I am a Tier Two Attorney for Westpac New Zealand Limited.

3.	THAT at the date of this certificate I have not received any notice or information of the revocation of that appointment by the winding up or dissolution of Westpac New Zealand Limited or otherwise.

SIGNED at Auckland

On this 24th day of October 2014

/s/ TILA FLEMING HOFFMAN
Tila F Hoffman

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